June 21, 2010

Board of Directors- OmniReliant Holdings, Inc.
Attn: Robert DeCecco
14375 Myerlake Circle
Clearwater, FL

Re: Resignation

Dear Robert-

Please accept this letter of resignation as a director of OmniReliant Holdings, Inc. effective immediately.

I wish you and the Company all the luck in your future endeavourers.

Regards,

Christopher Phillips